Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2010 Results

LITITZ, Pa.--(BUSINESS WIRE)--April 28, 2010--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) today announced net income applicable to common shareholders for the quarter ended March 31, 2010 was $3.3 million, or $0.04 per diluted common share, compared to net income applicable to common shareholders of $1.9 million, or $0.02 per diluted common share, for the first quarter of 2009.

First Quarter Financial Results Highlights

  Net loans and leases grew 2% to $10.0 billion from March 31, 2009.
    Consumer loans increased 20%.
    Real estate secured-residential loans increased 14%.
    Leases increased 6%.
    Real estate secured-commercial loans increased 4%.
    Real estate-construction loans decreased 17%.
    Commercial loans decreased 7%.
  Total deposits increased 2% to $9.3 billion from March 31, 2009.
    Non-interest bearing demand deposits increased 4%.
    Interest-bearing demand deposits increased 25%.
    Savings deposits increased 6%.
    Time deposits decreased 14%.
  Net interest margin for the first quarter increased 40 basis points to 3.80% compared to 3.40% for the first quarter of 2009.
  Net charge-offs as a percentage of average loans and leases for the first quarter were 1.56% compared to 0.70% for the first quarter of 2009. Nonaccrual loans and leases and other real estate owned as a percentage of loans, leases and other real estate owned were 2.69% for the first quarter compared to 1.71% for the first quarter of 2009.
  Provision for loan and lease losses increased to $45.0 million for the quarter compared to $35.0 million for the first quarter 2009. The increase was due primarily to a decline in loan quality caused by a prolonged decline in general economic conditions.
  Efficiency ratio for the first quarter of 2010 was 62.72% compared to 67.38% for the first quarter of 2009.
  Tangible common equity was $946 million, or $7.30 per common share, at March 31, 2010 compared to $573 million, or $6.65 per common share, at March 31, 2009.
  Susquehanna’s capital ratios are as follows:

	At March 31, 2010	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.78%	N/A
Tier 1 Common Ratio	9.03%	N/A
Leverage Ratio	12.45%	5.0%
Tier 1 Capital Ratio	14.67%	6.0%
Total Risk-Based Capital Ratio	16.98%	10.0%

  Return on average assets and average tangible equity(2) for the quarter ended March 31, 2010 finished at 0.22% and 3.80%, respectively. This compared to results of 0.18% and 3.60% for the first quarter of 2009, respectively.

(1)Includes deferred tax liability associated with intangibles of $43.0 million.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures - Return on average tangible equity."

Linked Quarter Results (First Quarter 2010 vs. Fourth Quarter 2009)

  Net loans and leases increased 1% to $10.0 billion from December 31, 2009.
    Real estate secured–residential loans increased 11%.
    Consumer loans increased 5%.
    Commercial loans decreased 4%.
    Real estate-construction loans decreased 3%.
    Real estate secured-commercial loans decreased 1%.
    Leases decreased 1%.
  Total deposits increased 4% to $9.3 billion from December 31, 2009.
    Non-interest-bearing demand deposits increased 2%.
    Interest bearing demand deposits increased 6%.
    Savings deposits increased 4%.
    Time deposits increased 2%.
  Net interest margin increased 3 basis points to 3.80% compared to 3.77% for the fourth quarter of 2009.
  Net charge-offs as a percentage of average loans and leases decreased 50 basis points to 1.56% compared to the fourth quarter of 2009 and, consequently, the provision for loan and lease losses declined $10.0 million as well. Nonaccrual loans and leases and other real estate owned as a percentage of loans, leases and other real estate owned increased 21 basis points to 2.69% at March 31, 2010.
  Tangible common equity to tangible assets ratio increased to 7.78% from 5.32% at December 31, 2009.

“First quarter results show that our employees are successfully implementing our strategy to build on the strong results in our core banking operations,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares. “Comparing first-quarter 2010 results with fourth-quarter 2009, core deposits were up 5%, which helped to boost our net interest margin by another three basis points, to 3.80%.”

“In addition, we are starting to see signs of stabilization in credit quality, with reductions in both our net charge-offs and provision for loan losses in the first quarter,” Reuter continued. “During March, we completed a successful capital offering that received strong interest from investors, and we repaid the majority of the funding we received under the government’s Capital Purchase Program in April. These steps, coupled with our ongoing focus on core banking operations and improving credit quality, reinforce our position as a strong competitor as the economy begins to recover.”

Susquehanna will broadcast its first quarter 2010 results conference call over the Internet on April 29, 2010 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2010 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP-based measures in its analysis of the company’s performance. These non-GAAP-based financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP-based financial measures are included in the accompanying financial information. The presentation of these non-GAAP-based financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP-based disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP-based performance measures which may be presented by other companies.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

	1Q10	1Q09
Balance Sheet (EOP)
Investments	$1,778,804	$1,851,155
Loans and leases	9,961,666	9,766,063
Allowance for loan & lease losses (ALLL)	178,819	132,164
Total assets	13,779,916	13,733,200
Deposits	9,312,292	9,139,800
Short-term borrowings	277,205	898,198
FHLB borrowings	898,244	1,060,626
Long-term debt	730,896	448,182
Shareholders' equity	2,298,207	1,933,263

Stated book value per common share	15.47	19.04
Tangible book value per common share	7.30	6.65

Average Balance Sheet
Investments	$1,842,376	$1,949,559
Loans and leases	9,993,835	9,675,242
Total earning assets	11,917,149	11,747,424
Total assets	13,803,972	13,668,549
Deposits	9,068,714	9,142,790
Short-term borrowings	817,394	834,395
FHLB borrowings	975,745	1,054,131
Long-term debt	694,204	447,817
Shareholders' equity	2,026,751	1,943,280

Income Statement
Net interest income	$108,291	$95,270
Provision for loan and lease losses	45,000	35,000
Noninterest income	38,682	42,220
Noninterest expense	94,304	94,828
Income before taxes	7,669	7,662
Provision for income taxes	166	1,637
Net income	7,503	6,025
Net income applicable to common shareholders	3,315	1,860
Basic earnings per common share	0.04	0.02
Diluted earnings per common share	0.04	0.02
Cash dividends paid per common share	0.01	0.26

Asset Quality
Net charge-offs (NCO)	$38,549	$16,585

Nonaccrual loans & leases	$247,663	$153,527
OREO	20,697	13,216
Total nonperforming assets (NPA)	$268,360	$166,743

Restructured loans	$55,038	$2,493
Loans & leases 90 days past due	20,412	26,620

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

RATIO ANALYSIS	1Q10	1Q09

Credit Quality
NCO / Average loans & leases	1.56%	0.70%
NPA / Loans & leases & OREO	2.69%	1.71%
ALLL / Nonaccrual loans & leases	72.20%	86.09%
ALLL / Total loans & leases	1.80%	1.35%

Capital Adequacy
Equity / Assets	16.68%	14.08%
Long-term debt / Equity	31.80%	23.18%

Profitability
Return on average assets	0.22%	0.18%
Return on average equity	1.50%	1.26%
Return on average tangible equity (1)	3.80%	3.60%
Net interest margin	3.80%	3.40%
Efficiency ratio	62.72%	67.38%

(1) Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	1Q10	1Q09
Return on average equity (GAAP basis)	1.50%	1.26%
Effect of excluding average intangible assets and related amortization	2.30%	2.34%
Return on average tangible equity	3.80%	3.60%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,	March 31,
	2010	2009	2009
	(in thousands, except share data)
Assets
Cash and due from banks	$318,678	$203,240	$237,114
Unrestricted short-term investments	69,718	87,966	123,001
Cash and cash equivalents	388,396	291,206	360,115
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	7,631	0	0
Restricted short-term investments	100	154	50
Securities available for sale	1,769,939	1,866,346	1,842,063
Securities held to maturity (fair values approximate $8,865, $8,921, and $9,092)	8,865	8,921	9,092
Loans and leases, net of unearned income	9,721,583	9,827,279	9,766,063
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	240,083	0	0
Less: Allowance for loan and lease losses	178,819	172,368	132,164
Net loans and leases	9,782,847	9,654,911	9,633,899
Premises and equipment, net	164,691	165,529	172,186
Foreclosed assets	20,697	24,292	13,216
Accrued income receivable	36,700	36,127	41,307
Bank-owned life insurance	356,480	355,373	355,233
Goodwill	1,018,031	1,018,031	1,017,586
Intangible assets with finite lives	41,130	43,513	51,389
Other assets	184,409	224,859	237,064
Total assets	$13,779,916	$13,689,262	$13,733,200

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,287,303	$1,261,208	$1,242,979
Interest-bearing demand	3,472,338	3,262,812	2,780,871
Savings	772,794	743,687	731,166
Time	2,473,863	2,540,805	2,976,434
Time of $100 or more	1,305,994	1,165,851	1,408,350
Total deposits	9,312,292	8,974,363	9,139,800
Short-term borrowings	277,205	1,040,703	898,198
Federal Home Loan Bank borrowings	898,244	1,023,817	1,060,626
Long-term debt	176,045	176,050	176,255
Junior subordinated debentures	322,469	272,324	271,927
Liabilities of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	232,382	0	0
Accrued interest, taxes, and expenses payable	46,414	47,688	57,116
Deferred taxes	74,298	87,981	90,851
Other liabilities	142,360	85,255	105,164
Total liabilities	11,481,709	11,708,181	11,799,937

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 300,000 at March 31, 2010; December 31, 2009; and March 31, 2009	292,797	292,359	291,115
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 129,645,084 at March 31, 2010; 86,473,612 at December 31, 2009; and 86,242,003 at March 31, 2009	259,290	172,947	172,484
Additional paid-in capital	1,298,934	1,057,305	1,055,809
Retained earnings	474,811	478,167	493,503
Accumulated other comprehensive loss, net of taxes of $14,875; $10,606; and $42,887, respectively	(27,625)	(19,697)	(79,648)
Total shareholders' equity	2,298,207	1,981,081	1,933,263
Total liabilities and shareholders' equity	$13,779,916	$13,689,262	$13,733,200

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
	March 31,
	2010	2009
	(In thousands, except per share data)
Interest Income:
Loans and leases, including fees	$136,229	$137,019
Securities:
Taxable	14,029	19,620
Tax-exempt	3,690	3,682
Dividends	974	962
Short-term investments	34	287
Total interest income	154,956	161,570
Interest Expense:
Deposits:
Interest-bearing demand	5,425	6,818
Savings	286	720
Time	22,722	39,697
Short-term borrowings	758	1,065
FHLB borrowings	9,635	10,060
Long-term debt	7,839	7,940
Total interest expense	46,665	66,300
Net interest income	108,291	95,270
Provision for loan and lease losses	45,000	35,000
Net interest income, after provision for loan and lease losses	63,291	60,270
Noninterest Income:
Service charges on deposit accounts	8,069	9,549
Vehicle origination, servicing, and securitization fees	1,597	2,086
Asset management fees	7,113	5,969
Income from fiduciary-related activities	1,805	1,725
Commissions on brokerage, life insurance and annuity sales	1,661	1,673
Commissions on property and casualty insurance sales	3,403	3,817
Income from bank-owned life insurance	1,290	1,637
Net gain on sale of loans and leases	1,967	1,697
Net realized gain on sales of securities	6,593	24
Other-than-temporary impairment of securities related to credit losses	(557)	0
Other	5,741	14,043
Total noninterest income	38,682	42,220
Noninterest Expenses:
Salaries and employee benefits	48,134	47,564
Occupancy	9,841	9,488
Furniture and equipment	3,678	3,751
Advertising and marketing	2,781	2,195
FDIC insurance	4,209	6,044
Amortization of intangible assets	2,383	2,655
Vehicle lease disposal	3,328	2,979
Other	19,950	20,152
Total noninterest expenses	94,304	94,828
Income before income taxes	7,669	7,662
Provision for income taxes	166	1,637
Net Income	7,503	6,025
Preferred stock dividends and accretion	4,188	4,165
Net Income Applicable to Common Shareholders	$3,315	$1,860
Earnings per common share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02
Cash dividends per common share	$0.01	$0.26
Average common shares outstanding:
Basic	94,591	86,152
Diluted	94,609	86,156

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	March 31, 2010			March 31, 2009
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$80,938	$34	0.17	$122,623	$287	0.95
Investment securities:
Taxable	1,498,905	15,003	4.06	1,606,900	20,582	5.19
Tax-advantaged	343,471	5,677	6.70	342,659	5,665	6.70

Total investment securities	1,842,376	20,680	4.55	1,949,559	26,247	5.46
Loans and leases, (net):
Taxable	9,735,566	133,628	5.57	9,454,551	134,657	5.78
Tax-advantaged	258,269	4,002	6.28	220,691	3,634	6.68

Total loans and leases	9,993,835	137,630	5.59	9,675,242	138,291	5.80

Total interest-earning assets	11,917,149	158,344	5.39	11,747,424	164,825	5.69
Allowance for loan and lease losses	(174,890)			(118,005)
Other non-earning assets	2,061,713			2,039,130

Total assets	$13,803,972			$13,668,549

Liabilities
Deposits:
Interest-bearing demand	$3,353,579	5,425	0.66	$2,674,774	6,818	1.03
Savings	750,932	286	0.15	708,570	720	0.41
Time	3,740,414	22,722	2.46	4,568,870	39,697	3.52
Short-term borrowings	817,394	758	0.38	834,395	1,065	0.52
FHLB borrowings	975,745	9,635	4.00	1,054,131	10,060	3.87
Long-term debt	694,204	7,839	4.58	447,817	7,940	7.19

Total interest-bearing liabilities	10,332,268	46,665	1.83	10,288,557	66,300	2.61
Demand deposits	1,223,789			1,190,576
Other liabilities	221,164			246,136

Total liabilities	11,777,221			11,725,269

Equity	2,026,751			1,943,280

Total liabilities & shareholders' equity	$13,803,972			$13,668,549

Net interest income / yield on average earning assets		$111,679	3.80		$98,525	3.40

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	March 31,	December 31,	March 31,
	2010	2009	2009
	(in thousands)
Commercial, financial, and agricultural	$1,972,147	$2,050,110	$2,116,113
Real estate - construction	1,083,596	1,114,709	1,308,187
Real estate secured - residential	2,618,257	2,369,380	2,303,210
Real estate secured - commercial	3,035,248	3,060,331	2,912,866
Consumer	507,413	482,266	422,068
Leases	745,005	750,483	703,619
Total loans and leases	$9,961,666	$9,827,279	$9,766,063

Susquehanna Bancshares, Inc.

(Dollars in thousands)	Nonaccrual Loans and Leases
	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Commercial, financial, and agricultural	$23,009	$20,282	$18,064	$21,814	$24,292
Real estate - construction	97,234	97,717	102,667	94,798	71,876
Real estate secured - residential	52,749	37,254	35,752	30,650	20,279
Real estate secured - commercial	70,635	59,181	60,387	49,710	36,836
Consumer	24	27	32	127	214
Leases	4,012	5,093	8,441	2,255	30
Total nonaccrual loans and leases	$247,663	$219,554	$225,343	$199,354	$153,527

	Restructured Loans
	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Commercial, financial, and agricultural	$15,042	$8,512	$3,455	$5,065	$1,678
Real estate - construction	3,792	2,900	0	8,456	0
Real estate secured - residential	5,419	203	203	1,031	0
Real estate secured - commercial	30,785	46,629	28,530	16,247	815
Total restructured loans	$55,038	$58,244	$32,188	$30,799	$2,493

	Net Charge-offs
	1Q 2010	4Q 2009	3Q 2009	2Q 2009	1Q 2009
Commercial, financial, and agricultural	$3,792	$11,210	$7,940	$5,601	$4,327
Real estate - construction	11,313	22,893	21,319	13,312	7,075
Real estate secured - residential	5,983	2,294	1,816	999	2,046
Real estate secured - commercial	14,530	8,691	3,870	2,834	(487)
Consumer	622	842	401	264	1,014
Leases	2,309	5,272	1,601	1,637	2,610
Total net charge-offs	$38,549	$51,202	$36,947	$24,647	$16,585

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser
Vice President, Investor Relations
(717) 625-6305
ir@susquehanna.net